Exhibit 99.1

SiriusXM Surpasses 30 Million Subscribers

NEW YORK – April 11, 2016 – SiriusXM announced today that it added 465,000 net new subscribers in the first quarter of 2016, resulting in a record-high of 30.1 million subscribers as of March 31, 2016. Self-pay net additions were 348,000 in the quarter, resulting in a self-pay subscriber base of 24.6 million at quarter’s end.

“SiriusXM has grown from a pioneering startup to a media powerhouse in less than fifteen years of service by providing listeners with the best audio entertainment available,” said Jim Meyer, Chief Executive Officer, SiriusXM.

“Our exclusive, unmatched content and ease of use has led us to this important subscriber milestone. I’d like to thank our dedicated employees, our valuable content creators and brands, our automotive distributors, and most of all our paying subscribers for their contribution to our success,” added Meyer.

“We believe there is more success to come because of our relentless search for new and exciting content, our intense focus on subscriber satisfaction, and our significant investments in next-generation services and platforms,” said Meyer.

SiriusXM plans to report full first quarter 2016 financial and operational results on April 28, 2016. For more information, please visit investor.siriusxm.com

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About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio company measured by revenue and has more than 30 million subscribers.  SiriusXM creates and offers commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming.  SiriusXM is available in vehicles from every major car company in the U.S. and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and online at SiriusXM.  SiriusXM also provides premium traffic, weather, data and information services for subscribers through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™.  SiriusXM delivers weather, data and information services to aircraft and boats through SiriusXM Aviation, SiriusXM Marine™, Sirius Marine Weather, XMWX Aviation™, XMWX Weather, and XMWX Marine™.  In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses.  SiriusXM holds a minority interest in SiriusXM Canada which has more than 2.7 million subscribers. SiriusXM is also a leading provider of connected vehicles services to major automakers, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

To download SiriusXM logos and artwork, visit http://www.siriusxm.com/LogosAndPhotos.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.  Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.  Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  our substantial competition, which is likely to increase over time; our ability to attract and retain subscribers, which is uncertain; consumer protection laws and their enforcement; the unfavorable outcome of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; our dependence upon the auto industry; general economic conditions; the security of the personal information about our customers; existing or future government laws and regulations could harm our business; failure of our satellites would significantly damage our business; the interruption or failure of our information technology and communications systems; our failure to realize benefits of acquisitions or other strategic initiatives; rapid technological and industry changes; failure of third parties to perform; harmful interference to our service from new and existing wireless operations; our failure to comply with FCC requirements; modifications to our business plan; our indebtedness; our principal stockholder has significant influence over our affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of our common stock; and impairment of our business by third-party intellectual property rights.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2015, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov).  The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Source: SiriusXM

Contact Information for Investors and Financial Media:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com